Exhibit 99.1

Applied DNA First Quarter Fiscal 2022 Financial Results
Feature Record Quarterly Revenues

- Revenues of $4.2 Million Increased 158% Year-over-Year and 37% Sequentially -

- Momentum Continues into FQ2 with January Revenues of Approximately $2.0 Million -

- Company to Hold Conference Call and Webcast Today, Thursday, February 10, 2022, at 4:30 PM ET -

STONY BROOK, N.Y. – February 10, 2022 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (the “Company”), a leader in Polymerase Chain Reaction (PCR)-based DNA manufacturing and nucleic acid-based technologies, today announced consolidated financial results for the first quarter of fiscal 2022, ended December 31, 2021.

“Applied DNA had an excellent start to fiscal 2022 as we continued to capitalize on the demand for enterprise-scale COVID-19 testing while making meaningful progress in developing LinearDNA™, our long-term, biotherapeutic growth platform,” stated Dr. James A. Hayward, president and CEO. “Following record-high revenues in fiscal 2021, we are pleased to deliver another quarter of record revenues. Growth in our top-line was driven principally by higher demand for COVID-19 testing that was further catalyzed by the emergence of the Omicron variant, and due to the final shipment of molecular taggant under a previously awarded $1.6 million order to tag textile fibers.

“The first quarter was also noteworthy for progress in positioning our LinearDNA platform as an alternative to plasmid DNA (pDNA) in the manufacture of nucleic acid-based therapeutics,” continued Dr. Hayward. “Data generated from the ongoing animal clinical trials of our initial LinearDNA therapeutic candidate, our vaccine against SARS-CoV-2 in domestic felines and ferrets, as well as the application of LinearDNA constructs in a non-viral CAR-T manufacturing system alongside a European Union-based client, have been highly encouraging. With clinical development pipelines industrywide focused on therapies that require DNA for production and growing interest in pDNA alternatives with early- to late-stage manufacturing capacity that can allow therapeutic programs to evolve efficiently, we believe we are building a very compelling case for LinearDNA as a viable alternative to pDNA.”

Continued Dr. Hayward, “Looking ahead, we believe we are well-positioned for continued growth as investments in our clinical testing and services offering continue to yield growth. Testing momentum continued into the second quarter and contributed most of unaudited January revenues of approximately $2.0 million, and we anticipate higher demand from our largest testing client to ensure a safe start to the Spring semester for a larger on-campus population. We are also broadening the base of prospective testing clients nationwide upon authorization of our Linea™ 2.0 COVID-19 Assay (the “Linea 2.0 Assay”) and Linea™ Unsupervised At-Home Sample Collection Kit (the “Collection Kit”) EUA request. Existing clients have also expressed an interest in the Collection Kit as it enhances safeCircle’s operational flexibility to end-users. Longer-term, we are working to ensure that our investments to support COVID-19 testing serve as the foundation for a stable and profitable clinical lab business based on a more diversified offering of molecular and genetic tests that parallel the therapeutic objectives for LinearDNA.

“The next steps for our LinearDNA platform center on initiatives to optimize the design and delivery of LinearDNA, including the deployment of a Lipid Nanoparticle (LNP) system that we believe makes our platform more attractive to potential contract development and manufacturing company (CDMO) customers and enhances the development of our therapeutic pipeline. Our clinical development priorities align with our contract research organization (CRO) customers as we seek to mature these relationships into CDMO customers. With nearly one-half of our customers utilizing LinearDNA to manufacture preclinical CAR-T cells, we are working under the auspices of European Medicines Agency regulations with a European Union-based customer to define the first-ever Phase 1 LinearDNA CAR T clinical trial. Another substantial portion of our customers use LinearDNA as a template to manufacture preclinical mRNA therapeutics. Thanks to the success of COVID-19 vaccines, we believe the regulatory pathway for mRNA-based vaccines and therapeutics is well established, and developers are pursuing mRNA therapeutics for numerous indications beyond COVID-19. We believe that LinearDNA is well suited to supplant pDNA as the template for in vitro transcription, the process by which mRNA therapeutics are manufactured. In parallel, we expect to advance our veterinary COVID-19 vaccine candidate for its clinical data, its potential commercial utility, and its value as the prelude to LinearDNA vaccines for humans.”

First Quarter Fiscal 2022 Financial Highlights:

•	Revenues increased 158% for the first quarter of fiscal 2022 to $4.2 million, compared with $1.6 million reported in the same period of the prior fiscal year and increased 37% from $3.0 million for the fourth quarter of fiscal 2021. The increase in revenues year-over-year was due primarily to an increase in clinical laboratory service revenues from our safeCircle™ COVID-19 testing platform of $2.4 million. In addition, product revenues increased by $276 thousand due mainly to an increase in sales of DNA concentrate of approximately $308 thousand to protect a textile supply chain offset by a decrease of approximately $52 thousand in sales of our Linea™ 1.0 COVID-19 Assay Kit.

•	Gross profit for the three months ended December 31, 2021, was $1.1 million, or 27%, compared with $1.1 million and 68% for the same period in the prior fiscal year. The decline in gross margin was primarily the result of a higher portion of our clinical laboratory service revenues coming from the testing contracts where we also provide and staff the test collection centers, as these contracts have higher costs associated with them compared with our surveillance testing contracts. The Company believes that gross margin will improve with the decrease in COVID-19 positivity rates as sample pooling returns, and, if sample numbers remain at the higher levels recorded by safeCircle for January 2022, the Company expects enhanced absorption of fixed costs for the collection centers.

•	Total operating expenses increased to $5.7 million for the first quarter of fiscal 2022, compared with $4.1 million in the prior-year quarter. The year-over-year increase is primarily attributable to an increase in stock-based compensation expense of approximately $1.1 million relating primarily to officer stock option grants that vested immediately, as well as to the annual non-employee board of director grant that vests one year from the date of the grant. To a lesser extent, the increase was attributable to an increase in Research and Development expenses of $316 thousand.

•	Net loss applicable to common stockholders for the first quarter of fiscal 2022, was $4.7 million, or $0.63 per share, compared with a net loss of $4.8 million, or $0.88 per share, for the prior-year quarter.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $2.7 million and negative $2.4 million for the first quarters of fiscal 2022 and 2021, respectively. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents stood at $2.7 million on December 31, 2021, compared with $6.6 million as of September 30, 2021.

First Quarter Fiscal 2022 Conference Call Information

The Company will hold a conference call and webcast to discuss its first quarter fiscal 2022 financial results today, Thursday, February 10, 2022, at 4:30 PM ET. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live and Replay of webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=fG5RNOCf

Telephonic replay (available 1 hour following the conclusion of the live call through February 17, 2022):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 2723913

Presentation slides will also be posted to the ‘Company Events’ sub-page of the Company’s Investor Relations website and embedded into the live webcast.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is commercializing LinearDNA™, its proprietary, large-scale polymerase chain reaction (“PCR”)-based manufacturing platform that allows for the large-scale production of specific DNA sequences.

The LinearDNA platform has utility in the nucleic acid-based in vitro diagnostics and preclinical nucleic acid-based drug development and manufacturing market. The platform is used to manufacture DNA for customers as components of in vitro diagnostic tests and for preclinical nucleic acid-based drug development in the fields of adoptive cell therapies (CAR T and TCR therapies), DNA vaccines (anti-viral and cancer), RNA therapies, clustered regularly interspaced short palindromic repeats (CRISPR) based therapies, and gene therapies.

The LinearDNA platform also has non-biologic applications, such as supply chain security, anti-counterfeiting and anti-theft technology. Key end-markets include textiles, pharmaceuticals and nutraceuticals, and cannabis, among others.

Leveraging its deep expertise in nucleic acid-based technologies, the Company has also established safeCircle™, a high-throughput turnkey solution for population-scale COVID-19 testing. safeCircle is designed to look for infection within defined populations or communities utilizing high throughput testing methodologies that increase testing efficiencies and provide for rapid turn-around-times.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under ticker symbol ‘APPDW.’

Applied DNA is a member of the Russell Microcap® Index.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, the substantial doubt about its ability to continue as a going concern, the unknown amount of revenues and profits that will result from any COVID-19 testing contract, the possibility that Applied DNA’s assay kits could become obsolete or have its utility diminished, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s or its partner’s therapeutic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (FDA), the U.S. Department of Agriculture (USDA) or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the FDA, the USDA or equivalent foreign regulatory agencies, the unknown outcome of any applications or requests to the FDA, USDA, equivalent foreign regulatory agencies and/or the New York State Department of Health, the unknown limited duration of any Emergency Use Authorization (EUA) approval from FDA and whether EUA approval will be granted by the FDA for our Linea™ 2.0 COVID-19 Assay and Linea™ Unsupervised At-Home Sample Collection Kit, changes in guidance promulgated by the CDC, FDA and/or CMS relating to COVID-19 testing, disruptions in the supply of raw materials and supplies, the unknown ability to manufacture the vaccine candidates in large quantities, the fact that the safety and efficacy of the vaccine candidates has not yet been established in humans, the unknown ability of the vaccine candidates to generate revenue or profit for Applied DNA, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its Annual Report on Form 10-K filed on December 9, 2021, its Quarterly Report on Form 10-Q filed on February 10, 2022 and other reports it files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2021	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,748,368	$6,554,948
Accounts receivable, net of allowance of $39,821 and $29,821 at December 31 ,2021 and September 30, 2021, respectively	3,857,275	2,804,039
Inventories	1,300,629	1,369,933
Prepaid expenses and other current assets	593,149	568,881
Total current assets	8,499,421	11,297,801

Property and equipment, net	2,807,852	3,023,915

Deposits	95,040	95,040
Total Assets	$11,402,313	$14,416,756

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,521,353	$2,991,343
Deferred revenue	457,538	281,000
Total current liabilities	2,978,891	3,272,343

Long term accrued liabilities	31,467	31,467-
Total liabilities	3,010,358	3,303,810

Commitments and contingencies

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, and September 30, 2021, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, and September 30, 2021, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, and September 30, 2021, respectively	-	-

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of December 31, and September 30, 2021, 7,486,120 shares issued and outstanding as of December 31, and September 30, 2021	7,488	7,488
Additional paid in capital	297,228,192	295,228,272
Accumulated deficit	(288,843,858)	(284,122,092)
Applied DNA Sciences, Inc. stockholders’ equity:	8,391,822	11,113,668
Noncontrolling interest	133	(722)
Total equity	8,391,955	11,112,946

Total liabilities and equity	$11,402,313	$14,416,756

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2021, AND 2020

(unaudited)

	Three Months Ended December 31,
	2021	2020
Revenues
Product revenues	$826,311	$550,097
Service revenues	139,273	293,274
Clinical laboratory service revenues	3,200,122	772,770
Total revenues	4,165,706	1,616,141

Cost of product revenues	434,929	270,688
Cost of clinical laboratory service revenues	2,621,639	245,093
Total cost of product and clinical laboratory service revenues	3,056,568	515,781

Gross Profit	1,109,138	1,100,360

Operating expenses:
Selling, general and administrative	4,662,173	3,309,654
Research and development	1,080,096	763,808
Total operating expenses	5,742,269	4,073,462
LOSS FROM OPERATIONS	(4,633,131)	(2,973,102)
Interest income (expense), net	273	(5,438)
Loss on extinguishment of debt	-	(1,205,340)
Other expense, net	(88,053)	(53,860)

Loss before provision for income taxes	(4,720,911)	(4,807,062)
Provision for income taxes	-	-

NET LOSS	(4,720,911)	(4,807,062)
Less: Net income attributable to noncontrolling interest	(855)	(2,494)
NET LOSS applicable to common stockholders	$(4,721,766)	$(4,809,556)

Net loss per share attributable to common stockholders - basic and diluted	$(0.63)	$(0.88)
Weighted average shares outstanding - basic and diluted	7,486,120	5,457,967

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Months Period Ended December 31,
	2021	2020
Net Loss	$(4,720,911)	$(4,807,062)
Interest expense (income), net	(273)	5,438
Depreciation and amortization	320,751	97,412
(Gain) Loss on extinguishment of debt	-	1,205,340
Provision for bad debt	10,000	-
Warrant expense	-	569,322
Stock based compensation expense	1,699,920	571,498
Total non-cash items	2,030,398	2,449,010
Consolidated Adjusted EBITDA (loss)	$(2,690,513)	$(2,358,052)

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